UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 16, 2017
Date of Report (Date of earliest event reported)

STWC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52825	20-8980078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

1350 Independence St., Suite 300 Lakewood, CO	80215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 736-2442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

Since its last periodic filing for the period ending April 30, 2016, STWC Holdings, Inc. (the "Company") has experienced several material changes to its business and operations. While the Company has been diligently working to become current in its filing obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in which such changes will be fully disclosed as required, due to financial and other constraints, these reports have yet to be completed. Nonetheless, the Company is issuing this current report to disclose certain material events since its last periodic report. The disclosures contained herein are not meant to be an exhaustive list of changes in the Company or its operations since its last filings but, rather, are those events that the Company's management has deemed most material to an understanding of the current state of the Company.

Business

Since the date of its last filing, the Company has divested itself of nearly all its material assets and settled a significant amount of liabilities due to events precipitated by the previously disclosed agreement entered between the Colorado Marijuana Enforcement Division (MED) and Shawn Phillips (the "MED Agreement"). In accordance with the MED Agreement, Mr. Phillips has sold all Regulated Entities to third parties.

As a result of sale of the Regulated Entities, the Company has terminated its subleases with the Regulated Entities at the Company's leased facilities for the "51st Ave Lease" and "Bryant St. Lease," respectively. In addition the 51st Ave Lease has been mutually terminated pursuant to an agreement and release by the Company and its landlord. This discussion of the settlement agreement is qualified in its entirety by the provisions of the settlement agreement, which is attached hereto as an Exhibit. The Bryant St. Lease has been subleased to a third party, Corridor 70, LLC ("Sublessee").  Pursuant to the sublease, the Sublessee has assumed all of the Company's obligations under the Bryant St. Lease; however, should the Sublessee default in its obligations to the landlord, the Company would still be liable to its landlord. This discussion of the Sublease is qualified in its entirety by the provisions of the Sublease, which is attached hereto as an Exhibit.

In addition, the Company has released Shawn Phillips and the Regulated Entities from approximately $3,200,000 in accounts receivables due to the Company in exchange for Mr. Phillips' assumption of $2,550,000 of the Company's obligations under various promissory notes. This discussion of the foregoing transaction is qualified in its entirety by the provisions of the agreement governing the transaction, which is attached hereto as an Exhibit.

The agreement between the Company and the Confederated Tribes of Warm Springs described in the Company's 10-K report for the period ending January 31, 2016 was terminated on or around December 22, 2016. As a result of the termination of the agreement, the funds held by Sentinel Strainwise, LLC, a joint venture company in which the Company holds 50% equity interest, were distributed back to the partners of the joint venture. The Company expects to dissolve Sentinel Strainwise, LLC in 2018.

Further, in or around February, 2017, the Company sold a 5,000 square foot commercial building located at 5110 Race Street in Denver, Colorado for $1,000,000, the net profits from which were used to pay off the related purchase loan, satisfy a Deed of Trust with Green Acres Partners A, LLC, and for Company operations.

As a result of the foregoing transactions, the Company has been able to re-focus on growing the Starinwise® brand and increasing its operations. The mission of the Company remains to build a national footprint of Strainwise® branded locations; however, whereas the Company had initially intended to achieve such goal through a service provider and licensor only model where it did not "touch the plant," the Company has now expanded its business plan to include Company-owned stores in jurisdictions where regulations allow for public company ownership. In jurisdictions where public company ownership is prohibited or uncertain, the Company will continue to use management and licensing contracts to achieve its goals.

Currently, the Company is negotiating three separate management and licensing contracts with private California entities partially owned by the Company's CEO, Erin Phillips- cultivation and manufacturing in Otay Mesa, adult use retail sales in San Diego, and manufacturing and distribution in Oceanside. The intent is for the Company to enter into long-term management and licensing contracts with these entities, respectively, with the option for the Company to purchase each entity if and when it determines that local and California regulations would not prohibit such ownership. These agreements will be contingent on the entity becoming licensed with the proper local and state cannabis regulatory authorities.  No definitive agreements have been executed at this time. Ms. Phillips owns 27.5% of each of the above entities, which have been fully capitalized by Ms. Phillips and her partners to date.

In conjunction with its intended manufacturing and distribution operations in Oceanside, CA, the Company has executed a lease for the real property located at 2935 San Luis Rey, Oceanside, CA 92058 pursuant to a lease agreement ("Lease"). The Lease is for a five year term with rent payments of $7,200 per month, commencing upon issuance of a Conditional Use Permit to operate the intended business at the property. The Lease also contains an option for the Company to purchase the subject property. This discussion of the Lease is qualified in its entirety by the provisions of the Lease, which is attached hereto as an Exhibit. The Company does not own or lease any other facilities.

The Company is also in the process of applying for an adult-use retail dispensary license for a location in West Hollywood through one of its wholly owned subsidiaries. If the state and local licenses are granted, the Company intends to enter into a management and licensing agreement with the dispensary.

Additionally, the Company has entered into management and licensing agreements with a private entity in Puerto Rico 49% owned by Erin Phillips to operate five dispensaries and two cultivation operations in Puerto Rico. While public companies are not currently allowed to own a beneficial interest in licensed cannabis businesses in Puerto Rico, the Company intends to negotiate the right to acquire the private company at an agreed to price in the event that regulations permit public company ownership in the future. The Company has provided approximately $95,000 to fund Puerto Rican operations, which will be evidenced by a promissory note. This discussion of the foregoing transaction is qualified in its entirety by the provisions of the agreements governing the transaction, which are attached hereto as an Exhibit.

In addition to the foregoing, the Company currently provides advisory or operational services to unrelated third-party clients in the following states: OK, MI, FL, PA, OH, CA, and WV. This discussion of the foregoing transactions is qualified in its entirety by the provisions of the agreements governing the transactions, which are attached hereto as an Exhibit. The Company has also continued development of its "Strainwise University," which it intends to launch in approximately six months, and its weekly "Blunt Business" podcast.

In order to continue to fund ongoing California operations, on or around April 6, 2018, the Company entered into a loan agreement ("Loan Agreement") with Green Acres Partners, LLC, a California limited liability company ("Green Acres") whereby Green Acres agreed to loan the Company $205,000 in exchange for a promissory note ("Note") issued by the company in the principal amount of $205,000. The Note matures no later than September 1, 2020, with payments to begin no later than September 1, 2018; however, payments may begin sooner than such date in the event operations in San Diego begin sooner. The Note carries an interest rate of 12% per year, with an 18% default interest rate. The principal balance of the Note may be accelerated upon default or transfer. This discussion of the Note and loan agreement is qualified in its entirety by the provisions of those documents, which are attached hereto as Exhibits. The Company will require additional capital, which it may be required to raise on unfavorable terms, in order to continue its operations.

The Company

The Company currently has approximately 27,140,550 shares of common stock issued and outstanding and held by approximately 130 holders of record. In addition, the Company has approximately 2,224,700 warrants outstanding to a non-affiliate. The Series A warrants the Company issued have the same terms as the warrants exchanged by the former Strainwise Colorado shareholders (exercise price: $5.00 per share/expiration date: January 31, 2019) and the other warrants the Company has issued have the same terms as the warrants exchanged by the former Strainwise Colorado warrant holder (exercise price: $0.10 per share/expiration date: January 31, 2019). There are no options to purchase the Company's stock outstanding.

Of the issued and outstanding stock of the Company, Erin Phillips, the Company's CEO and sole director, owns approximately 23,124,184 common shares, or approximately 85% of the voting shares of the Company. No other person or entity beneficially holds 5% or more of the Company's voting stock.

The Company currently has four full time employees.

The Company is currently named as a defendant in one civil suit filed with the District Court of the City and County of Denver, Colorado (the "Court"): This discussion of the Headgate Agreement is qualified in its entirety by the provisions of the agreement, which is attached hereto as an Exhibit.

Headgate II, LLC, a Colorado limited liability company ("Headgate"), filed a summons and amended complaint with the Court, case number 2017CV031934, on May 25, 2017. In the amended complaint, Headgate accuses the Company of forcible entry and detainer, breach of lease, and unjust enrichment.

Management

The Company's CEO and sole Director remains Erin Phillips; however, following his settlement with the MED, the Company has re-engaged Shawn Phillips as an independent consultant in order to harness his industry knowledge, skill and connections.  The Company has agreed to compensate Mr. Phillips $1,000 per month on a 1099 basis.  Over the past two fiscal years, the Company has paid Erin Phillips and aggregate of $315,000 in consideration for her services. Ms. Phillips is owed $67,500 in deferred compensation.

Forward Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based, including but not limited to, the Company entering into management and/or licensing agreements, acquiring direct interests in cannabis businesses, or providing cannabis compliance services to third parties. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 1.01 Entry into a Material Definitive Agreement.

Please see above disclosures, which are incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Please see above disclosures, which are incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please see above disclosures, which are incorporated by reference.

2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see above disclosures, which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Sublease
99.2	Assumption Agreement
99.3	Loan Agreement and Note
99.4	Lease
99.5	Puerto Rico Agreements
99.6	Third Party Service Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STWC Holdings, Inc.

Date: June 14, 2018	By:	/s/ Erin Phillips
Erin Phillips, CEO